Exhibit 99.1

International Rectifier Reports Fourth Quarter and Fiscal Year 2012 Results and Announces Operational Restructuring

EL SEGUNDO, Calif.--(BUSINESS WIRE)—August 22, 2012— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fourth quarter (ended June 24, 2012) of its fiscal year 2012.  Revenue for the fourth quarter fiscal year 2012 was $269.7 million, an 8.7% increase from $248.1 million in the third quarter fiscal year 2012 and a 15% decrease from $317.2 million in the fourth quarter fiscal year 2011.

International Rectifier reported net loss for the fourth quarter of $68.2 million, or $0.99 per fully diluted share.  The fourth quarter results included a $69.4 million goodwill impairment, a $21.2 million gross tax benefit, $4.4 million in asset impairment charges and inventory write-offs associated with the Company’s El Segundo facility closure, $1.7 million in amortization of acquisition related intangibles and $1.7 million in severance charges.  Combined, these items negatively impacted fully diluted earnings per share by $0.81.

Revenue for fiscal year 2012 was $1.05 billion, a 10.3% decrease from $1.18 billion in the prior fiscal year.  Net loss for fiscal year 2012 was $55.1 million or $0.79 per fully diluted share compared with net income of $166.5 million or $2.33 per fully diluted share for fiscal year 2011.

President and Chief Executive Officer Oleg Khaykin stated:  “Weak demand in our end markets significantly impacted our results over the 2012 fiscal year.  Despite the challenging end-market environment, we continue to execute well on new product introductions, technology development and design wins. We continue to believe that our leadership positions in digital power management, IGBTs and gallium nitride will enable future growth when demand recovers.”

Gross margin for the fourth quarter was 25.9% compared with 29.8% in the prior quarter and 37.2% in the fourth quarter fiscal year 2011.  Fourth quarter cost of sales included $4.4 million in asset impairment charges and inventory write-offs associated with the Company’s El Segundo facility closure that negatively impacted gross margin by 1.6 percentage points.

Research and development expenses for the fourth quarter fiscal year 2012 were $35.1 million compared with $34.8 million in the third quarter fiscal year 2012.

Selling, general and administrative expenses for the fourth quarter fiscal year 2012 were $51.3 million, which included $1.7 million in severance charges, compared with $49.6 million in the third quarter fiscal year 2012.

Operating loss was $87.7 million compared with an operating loss of $7.1 million in the prior quarter and operating income of $30.6 million in the fourth quarter fiscal year 2011.  Fourth quarter operating loss included a $69.4 million goodwill impairment, $4.4 million in asset impairment charges and inventory write-offs associated with the company’s El Segundo facility closure, $1.7 million in amortization of acquisition related intangibles and $1.7 million in severance charges. Combined, these items negatively impacted operating loss by $77.2 million.

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Cash, cash equivalents and marketable investments at the end of the quarter totaled $385.9 million including $1.5 million in restricted cash, up $19.7 million compared with the prior quarter.

Cash provided by operating activities for the quarter was $58.3 million.

The Company had 69,231,006 shares outstanding at the end of the quarter.

Operational Restructuring Activities

“Given the prolonged weak demand and uncertainty, both in our end-markets and in the overall macroeconomic conditions, we believe this is the right time to resume the operational transformation of the Company in line with our long-term strategy,” said Mr. Khaykin. “We are taking steps to reduce our internal manufacturing footprint and lower our operating expenses in order to align our cost structure with current business conditions.”

Today, the Company announced operational restructuring activities including the closure of its El Segundo, California fabrication facility. The Company expects to complete the closure of this facility by the end of March 2013.  The closure of this facility is expected to save approximately $10 million per year when completed.

In conjunction with the operational restructuring activities, the Company is also resizing its Newport, Wales fabrication facility, which is expected to continue in several phases through the middle of calendar year 2015.  The Company is in the process of finalizing the Newport facility resizing plan, and expects to include an estimate of the cost savings related to this item when it reports its first quarter fiscal year 2013 results.

The Company has also initiated cost reductions in operating expenses.  The reduction is expected to save approximately $20 million in operating expenses on an annualized basis starting in the December quarter of 2012.

September Quarter Outlook

Oleg Khaykin noted: “With weak end-market demand in the white goods and industrial end markets, particularly in Asia and Europe, we currently expect September quarter revenue to range between $235 million to $250 million.  Gross margin is expected to be about 28%.

“Present difficulties notwithstanding, we continue to be optimistic about our long-term growth prospects and are using the near-term weakness to restructure our manufacturing footprint and operating expenses and increase IR’s future operating leverage,”  concluded Mr. Khaykin.

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The following table outlines International Rectifier’s projected September quarter outlook:

Revenue	$235 to $250 million
Gross margin	28%
Operating expenses
Research and development	$34 million
Sales, general and administrative	$47 million
Severance charges	$8 to $9 million
Amortization of acquisition related intangibles	$1.7 million
Other expense, net	$1 million
Foreign tax accruals	$3 million

Segment Table Information/Customer Segments

The business segment tables included with this release for the Company’s fiscal quarters ended June 24, 2012, March 25, 2012 and June 26, 2011, respectively, and fiscal years ended June 24, 2012, and June 26, 2011, respectively, reconcile revenue and gross margin for the Company’s segments to the consolidated total amounts of such measures for the Company.

Annual Report on Form 10-K

The Company expects to file its Annual Report on Form 10-K for the 2012 fiscal year with the Securities and Exchange Commission on Thursday, August 23, 2012. This financial report will be available for viewing and download at http://investor.irf.com.

NOTE: A conference call will begin today at 2:00 p.m. Pacific time. CEO Oleg Khaykin and CFO Ilan Daskal will discuss the company’s June quarter results and September quarter outlook. All participants, both in the U.S. and international, may join the call by dialing 706-679-3195 by 1:55 p.m. Pacific time.  In order to join this conference call, participants will be required to provide the Conference Passcode: “International Rectifier”.  Participants may also listen over the Internet at http://investor.irf.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

A taped replay of this call will be available from approximately 6:00 p.m. Pacific time on Wednesday, August 22 through Wednesday, August 29, 2012. To listen to the replay by phone, call 855-859-2056 or 404-537-3406 for international callers and enter reservation number 13762500. To listen to the replay over the Internet, please go to http://investor.irf.com. The live call and replay will also be available on www.streetevents.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

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Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, further reduced demand or order cancellations arising from a decline or volatility in general market and economic conditions; reduced margins from lower than expected factory utilization, higher than expected costs and customer shifts to lower margin products; changes in the timing or amount of costs associated with, or disruptions caused by, our restructuring initiatives; our ability to implement our restructuring initiatives as planned and achieve the anticipated benefits, which may be affected by, among other things: customer requirements, changes in business conditions and/or operational needs, retention of key employees, governmental regulations, delays and increased costs; unexpected costs or delays in implementing our plans to secure and qualify external manufacturing capacity for our products, including the purchase and installation of additional manufacturing equipment; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; volatility or deterioration of capital markets; the adverse impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction or natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, as filed from time to time.

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 24, 2012 (Unaudited)	March 25, 2012 (Unaudited)	June 26, 2011 (Unaudited)	June 24, 2012	June 26, 2011
Revenues	$269,675	$248,094	$317,249	$1,050,588	$1,176,577
Cost of sales	199,871	174,132	199,375	710,565	711,685
Gross profit	69,804	73,962	117,874	340,023	464,892

Selling, general and administrative expense	51,284	49,578	52,141	200,411	193,748
Research and development expense	35,052	34,798	32,502	135,105	119,339
Impairment of goodwill	69,421	—	—	69,421	—
Amortization of acquisition-related intangible assets	1,718	2,097	2,612	8,369	6,768
Asset impairment, restructuring and other charges (recoveries)	—	—	—	—	(3,359)
Gain on disposition of property	—	(5,410)	—	(5,410)	—
Operating income (loss)	(87,671)	(7,101)	30,619	(67,873)	148,396
Other (income) expense, net	154	(46)	(954)	4,267	718
Interest income, net	(46)	(47)	(1,859)	(333)	(10,114)
Income (loss) before income taxes	(87,779)	(7,008)	33,432	(71,807)	157,792
Benefit from income taxes	(19,593)	(4,518)	(6,202)	(16,757)	(8,754)
Net income (loss)	$(68,186)	$(2,490)	$39,634	$(55,050)	$166,546

Net income (loss) per common share-basic (1)	$(0.99)	$(0.04)	$0.56	$(0.79)	$2.35

Net income (loss) per common share-diluted (1)	$(0.99)	$(0.04)	$0.55	$(0.79)	$2.33

Average common shares outstanding—basic	69,157	69,104	69,827	69,270	69,858

Average common shares and potentially dilutive securities outstanding—diluted	69,157	69,104	70,522	69,270	70,523

(1)       Net income (loss) per common share is computed using the two-class method as required by accounting rules.  We do not pay dividends; however, net income must be allocated to unvested restricted stock units (“RSUs”) on which we could pay dividend equivalents.  The amount of net income allocated to these RSUs is excluded from income available to common shareholders in the calculation of earnings per share.  These amounts were $573 thousand and $2,562 thousand for the three months ended and the fiscal year ended June 26, 2011, respectively.  As we were in a net loss for the three months ended June 24, 2012 and March 25, 2012, and the fiscal year ended June 24, 2012, we did not have any income to allocate to unvested RSUs on which we could pay dividend equivalents.

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 24, 2012	June 26, 2011
ASSETS
Current assets:
Cash and cash equivalents	$305,423	$298,731
Restricted cash	595	439
Short-term investments	63,872	185,541
Trade accounts receivable, net of allowances of $2,066 for 2012 and $2,424 for 2011	168,499	196,153
Inventories	294,702	250,174
Current deferred tax assets	5,110	1,950
Prepaid expenses and other receivables	29,845	33,943
Total current assets	868,046	966,931
Restricted cash	940	1,632
Long-term investments	15,054	13,325
Property, plant and equipment, net	461,115	444,759
Goodwill	52,149	121,570
Acquisition-related intangible assets, net	28,576	36,945
Long-term deferred tax assets	40,850	23,403
Other assets	65,093	62,419

Total assets	$1,531,823	$1,670,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,726	$123,922
Accrued income taxes	750	6,850
Accrued salaries, wages and commissions	40,403	49,499
Current deferred tax liabilities	—	2
Other accrued expenses	83,164	93,455
Total current liabilities	213,043	273,728
Long-term deferred tax liabilities	6,653	3,845
Other long-term liabilities	35,800	35,499
Total liabilities	255,496	313,072
Commitments and contingencies
Stockholders’ equity:
Common shares, $1 par value, authorized: 330,000,000; outstanding: 69,231,006 shares in 2012 and 69,899,825 shares in 2011	75,125	74,527
Preferred shares, $1 par value, authorized: 1,000,000; issued and outstanding: none in 2012 and 2011	—	—
Capital contributed in excess of par value	1,037,736	1,021,509
Treasury stock, at cost; 5,894,882 shares in 2012 and 4,627,248 shares in 2011	(107,965)	(81,245)
Retained earnings	290,685	345,735
Accumulated other comprehensive loss	(19,254)	(2,614)
Total stockholders’ equity	1,276,327	1,357,912

Total liabilities and stockholders’ equity	$1,531,823	$1,670,984

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Fiscal Year Ended
	June 24, 2012 (Unaudited)	June 26, 2011 (Unaudited)	June 24, 2012	June 26, 2011
Cash flows from operating activities:
Net income (loss)	$(68,186)	$39,634	$(55,050)	$166,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,865	19,575	84,951	77,137
Amortization of acquisition-related intangible assets	1,718	2,612	8,369	6,768
Loss (gain) on disposal of fixed assets	22	147	1,695	(250)
Gain on disposition of property	—	—	(5,410)	—
Stock compensation expense	4,032	4,236	16,141	15,614
Impairment of goodwill	69,421	—	69,421	—
Gain on sale of investments	(11)	(1,698)	(55)	(7,985)
Other-than-temporary impairment of investments	482	482	2,865	1,433
Provision for (recovery of) bad debts	58	(814)	1,015	(2,117)
Provision for inventory write-downs	7,200	2,082	18,734	9,129
Impairment of long-lived assets	2,530	—	2,530	—
(Gain) loss on derivatives	(1,050)	(745)	(1,079)	3,872
Deferred income taxes	(16,346)	(13,182)	(25,183)	(19,693)
Tax benefit from stock-based awards	—	369	1,674	1,406
Excess tax benefit from stock-based awards	(34)	(697)	(864)	(3,400)
Changes in operating assets and liabilities, net	35,860	11,481	(83,461)	(80,735)
Other	(245)	(1,220)	4,758	(5,836)
Net cash provided by operating activities	58,316	62,262	41,051	161,889
Cash flows from investing activities:
Additions to property, plant and equipment	(31,560)	(52,638)	(128,083)	(146,345)
Proceeds from sale of property, plant and equipment	—	—	5,524	800
Business acquisitions, net of cash acquired	—	272	—	(75,668)
Acquisition of intellectual property	—	—	—	(7,500)
Sale of investments	48,682	9,307	75,792	128,210
Maturities of investments	32,684	70,050	216,307	331,594
Purchase of investments	(13,124)	(61,453)	(173,383)	(305,481)
Redemption of equity investment	—	—	—	—
Released from (additions to) restricted cash	(165)	906	524	1,595
Purchase of cost-based investments	—	—	—	(1,850)
Net cash provided by (used in) investing activities	36,517	(33,556)	(3,319)	(74,645)
Cash flows from financing activities:
Proceeds from exercise of stock options	918	1,173	3,269	11,412
Excess tax benefit from stock-based awards	34	697	864	3,400
Purchase of treasury stock	(3,145)	1	(26,720)	(32,574)
Net settlement of restricted stock units for tax withholdings	(1,750)	(835)	(4,260)	(3,551)
Net cash (used in) provided by financing activities	(3,943)	1,036	(26,847)	(21,313)
Effect of exchange rate changes on cash and cash equivalents	(2,967)	(165)	(4,193)	3,011
Net increase (decrease) in cash and cash equivalents	87,923	29,577	6,692	68,942
Cash and cash equivalents, beginning of year	217,500	269,154	298,731	229,789
Cash and cash equivalents, end of year	$305,423	$298,731	$305,423	$298,731

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For the fiscal years ended June 24, 2012 and June 26, 2011, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Fiscal Year Ended
	June 24, 2012			June 26, 2011
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$367,913	35.0%	22.8%	$456,764	38.8%	31.6%
Energy saving products	243,340	23.2	34.9	275,044	23.4	44.7
Automotive products	113,353	10.8	22.3	112,174	9.5	29.9
Enterprise power	132,164	12.6	34.7	134,627	11.5	44.1
HiRel	192,229	18.3	51.2	190,547	16.2	51.2
Customer segments total	1,048,999	99.8	32.3	1,169,156	99.4	39.1
Intellectual property	1,589	0.2	100.0	7,421	0.6	100.0
Consolidated total	$1,050,588	100.0%	32.4%	$1,176,577	100.0%	39.5%

For the three months ended June 24, 2012, March 25, 2012, and June 26, 2011, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Three Months Ended
	June 24, 2012			March 25, 2012			June 26, 2011
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$103,564	38.4%	14.0%	$80,653	32.5%	19.0%	$124,555	39.3%	30.0%
Energy saving products	50,983	18.9	29.1	57,362	23.1	29.7	77,636	24.5	44.3
Automotive products	31,007	11.5	21.3	28,799	11.6	18.2	31,881	10.0	27.5
Enterprise power	33,474	12.4	31.1	32,194	13.0	31.0	34,700	10.9	37.5
HiRel	50,324	18.7	46.0	48,652	19.6	53.3	46,788	14.7	48.4
Customer segments total	269,352	99.9	25.8	247,660	99.8	29.7	315,560	99.5	36.8
Intellectual property	323	0.1	100.0	434	0.2	100.0	1,689	0.5	100.0
Consolidated total	$269,675	100.0%	25.9%	$248,094	100.0%	29.8%	$317,249	100.0%	37.2%

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Company contacts:

Investors:

Chris Toth

310.252.7731

Media:

Sian Cummings

310.252.7148

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